UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2013

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South,
Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 14, 2013, MGM Resorts International, a Delaware corporation (the “Company”), MGM Grand Detroit, LLC, a Delaware limited liability company (“Detroit”), and Bank of America, N.A., as Administrative Agent, entered into a Second Amendment (the “Amendment”) to the amended and restated credit agreement, dated December 20, 2012, among the Company, Detroit, the lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent (the “Credit Agreement”).

The Amendment re-priced the approximately $1.75 billion Term B Facility (as defined in the Credit Agreement) to 1.50% per annum for Base Rate Loans (as defined in the Credit Agreement) and 2.50% per annum for Eurodollar Rate Loans (as defined in the Credit Agreement). The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Amendment and the Credit Agreement and as of the specific date (or dates) set forth therein, were solely for the benefit of the parties to the Amendment and are subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the Amendment and the Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the Amendment or the Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Amendment and the Credit Agreement, which subsequent developments may not be reflected in the Company’s public disclosure.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits:

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated May 14, 2013, among MGM Resorts International, MGM Grand Detroit, LLC, the guarantors named therein and Bank of America, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2013

MGM Resorts International

By:	/s/ Andrew Hagopian III
	Name:	Andrew Hagopian III
	Title:	Vice President, Deputy General Counsel & Assistant
Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated May 14, 2013, among MGM Resorts International, MGM Grand Detroit, LLC, the guarantors named therein and Bank of America, N.A., as administrative agent.